Exhibit 4.1

Mechanical Technology, Incorporated

and

American Stock Transfer & Trust Company, LLC

Rights Agent

______

Rights Agreement

Dated as of October 6, 2016

i

RIGHTS AGREEMENT

This RIGHTS AGREEMENT, dated as of October 6, 2016 (the “Agreement”), is by and between Mechanical Technology, Incorporated, a New York corporation (the “Company”), and American Stock Transfer & Trust Company, LLC (the “Rights Agent”).

WHEREAS, if the Company experiences an “ownership change,” as defined in Section 382 of the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”), its ability to utilize its existing net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers, foreign tax credit carryovers, and any net unrealized “built-in loss” within the meaning of Sections 382 and 383 of the Code, or any successor or replacement provisions and the Treasury Regulations promulgated thereunder, and any other tax attribute the benefit of which is subject to possible limitation under Section 382 (collectively, “NOLs”), for income tax purposes could be substantially limited or lost altogether;

WHEREAS, the Company views the NOLs as highly valuable assets of the Company, which are likely to inure to the benefit of the Company and its shareholders, and the Company believes that it is in the best interests of the Company and its shareholders that the Company provide for the protection of the NOLs and ensure that the Company can continue to utilize its NOLs, as provided in this Agreement;

WHEREAS, the Board of Directors of the Company desires to take measures to positively impact shareholder returns and to ensure the Company’s ability to utilize the NOLs; and

WHEREAS, in furtherance of such objectives, effective on the date of management’s execution of this Agreement, the Board authorized and declared a dividend distribution of one Right for each outstanding share of common stock, par value $.01 per share, of the Company outstanding on October 19, 2016 (the “Record Date”), each Right initially representing the right to purchase one share of Common Stock upon the terms and subject to the conditions hereinafter set forth (the “Rights”) and has further authorized and directed the issuance of one Right (subject to adjustment as provided herein) with respect to each share of Common Stock that shall become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date; provided, however, that Rights may be issued with respect to shares of Common Stock that shall become outstanding after the Distribution Date in accordance with Section 22;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.                Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

(a)             “Acquiring Person” shall mean any Person who or which, shall become the Beneficial Owner of 4.99% or more of the Common Stock of the Company then outstanding or who was such a Beneficial Owner at any time after the date hereof, whether or not such person continues to be the Beneficial Owner of 4.99% or more of the Common Stock of the

Company then outstanding. Notwithstanding the foregoing, the term Acquiring Person shall not include (i) the Company, any Subsidiary of the Company, or any of the officers and directors thereof acting in their fiduciary capacities, (ii) any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, (iii) any Person deemed to be an “exempt person” in accordance with Section 28 or Section 29, or (iv) a Grandfathered Person, unless and until such time as such Grandfathered Person shall, after the first public announcement of this Agreement, become the Beneficial Owner of one or more additional shares of the Common Stock of the Company (other than by acquisition of such shares directly from the Company) unless upon acquiring such Beneficial Ownership, such Grandfathered Person does not Beneficially Own 4.99% or more of the Common Stock of the Company then outstanding. No Person shall be deemed to be an Acquiring Person either (X) as a result of the acquisition of Common Stock by the Company which, by reducing the number of shares of Common Stock outstanding, increases the proportionate number of shares Beneficially Owned by such Person; except that if (i) such Person would become an Acquiring Person (but for the operation of this subclause (X)) as a result of the acquisition of Common Stock by the Company, and (ii) after such share acquisition by the Company, such Person becomes the Beneficial Owner of one or more additional shares of Common Stock (other than pursuant to a stock split, stock dividend, or similar transaction), then such Person shall be deemed an Acquiring Person or (Y) if (i) the Board determines in good faith that such Person inadvertently becomes the Beneficial Owner of 4.99% or more of the outstanding shares of Common Stock, and (ii) promptly upon becoming aware of such inadvertent event (as determined, in good faith, by the Board), (a) notifies the Board of Directors thereof and (b) as soon as practicable thereafter, divests or enters into an irrevocable commitment to divest as promptly as practicable and thereafter divests a sufficient number of shares of Common Stock so that such Person is the Beneficial Owner of less than 4.99% of the outstanding shares of Common Stock. For purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made pursuant to and in accordance with Section 382 and the Treasury Regulations promulgated thereunder.

(b)            “Acquisition Event” shall mean either the event described in Section 11(a)(ii) or Section 13(a) hereof.

(c)             “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations (the “Rules”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as in effect on the date of this Agreement and, to the extent not included within the foregoing, shall also include, with respect to any Person, any other Person whose Stock or other securities (i) would be deemed constructively owned by such first Person for purposes of Section 382, (ii) would be deemed owned by a single “entity” as defined in Treasury Regulation § 1.382-3(a)(1) in which both such first Person and such other Person are included or (iii) otherwise would be deemed aggregated with the Stock or other securities owned by such first Person pursuant to the provisions of Section 382; provided that no Person who is a member of the Board of Directors or an officer of the Company shall be deemed an Affiliate or an Associate of any other member of the Board of Directors or officer of the Company solely as a result of his or her position as a member of the Board of Directors or officer of the Company.

(d)            A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “Beneficially Own”, any securities:

(i)                 which such Person, directly or indirectly, has or shares the right to vote or dispose of, or otherwise has “Beneficial Ownership” of (as defined under Rule 13d-3 of the Rules under the Exchange Act); provided, however, that Beneficial Ownership arising solely as a result of any such Person’s participation in a “group” (within the meaning of Rule 13d-5(b) of the Rules under the Exchange Act) shall be determined under Section 1(d)(iii) of this Agreement and not under this Section 1(d)(i);

(ii)               which such Person has the right or obligation to acquire (whether directly or indirectly and whether such right or obligation is exercisable or effective immediately or only after the passage of time, compliance with regulatory requirements, fulfillment of a condition or otherwise or whether within the control of such Person) pursuant to any agreement, arrangement or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), including, without limitation, for the avoidance of doubt, through any agreement to enter into an agreement that would permit a Person to purchase or otherwise acquire such securities, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “Beneficially Own,” (1) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person until such tendered securities are accepted for purchase or exchange; (2) securities issuable upon the exercise of the Rights at any time prior to the occurrence of an Acquisition Event; or (3) securities issuable upon exercise of Rights from and after the occurrence of an Acquisition Event, which Rights were acquired by such Person prior to the Distribution Date or pursuant to Sections 3(a), 11(i) or 22 hereof; or

(iii)             of which any other Person is the Beneficial Owner, if such Person has any agreement, arrangement or understanding (whether or not in writing) with such other Person with respect to acquiring, holding, voting or disposing of such securities of the Company, but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security (A) if such Person has the right to vote such security pursuant to an agreement, arrangement or understanding (whether or not in writing) which (1) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D or Schedule 13G under the Exchange Act (or any comparable or successor report), or (B) if such Beneficial Ownership arises solely as a result of such Person’s status as a “clearing agency,” as defined in Section 3(a)(23) of the Exchange Act; provided, further, that nothing in this Section 1(d)(iii) shall cause a Person engaged in business as an underwriter of securities or member of a selling group to be the Beneficial Owner of, or to Beneficially Own, any securities acquired through such Person’s participation in good faith in an underwriting syndicate until the expiration of 40 calendar days after the date of such acquisition, and then only if such securities continue to be owned by such Person at the expiration of such 40 calendar days, or such later date as the Board may determine in any specific case.

Notwithstanding anything herein to the contrary, to the extent not within the foregoing provisions of this Section 1(d), a Person shall be deemed the Beneficial Owner of, and shall be deemed to Beneficially Own, Stock held by any other Person that such Person would be deemed to constructively own or that otherwise would be aggregated with Stock owned by such Person pursuant to Section 382, or any successor provision or replacement provision and the Treasury Regulations thereunder.

(e)             “Board of Directors” and “Board” means the Company’s Board of Directors.

(f)             “Book Entry” means an uncertificated book entry for the Common Stock.

(g)            “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(h)            “Close of Business” on any given date shall mean 5:00 P.M., New York, New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York, New York time, on the next succeeding Business Day.

(i)              “Common Stock” when used in reference to the Company shall mean the common stock, par value $.01 per share, of the Company or any other shares of capital stock of the Company into which such stock shall be reclassified or changed, except that “Common Stock,” when used with reference to any Person other than the Company, organized in corporate form, shall mean (i) the capital stock or other equity interest of such Person with the greatest voting power, (ii) the equity securities or other equity interest having power to control or direct the management of such Person or (iii) if such Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person and which have issued any such outstanding capital stock, equity securities or equity interest. “Common Stock” when used with reference to any Person not organized in corporate form shall mean units of beneficial interest which (x) shall represent the right to participate generally in the profits and losses of such Person (including, without limitation, any flow-through tax benefits resulting from an ownership interest in such Person) and (y) shall be entitled to exercise the greatest voting power of such Person or, in the case of a limited partnership, shall have the power to remove or otherwise replace the general partner or partners.

(j)              “Grandfathered Person” means any Person who or which immediately prior to the first public announcement of the adoption of this Agreement, is the Beneficial Owner of 4.99% or more of the shares of Common Stock of the Company then outstanding.

(k)            “Person” shall mean any individual, firm, corporation, partnership, limited liability company, association, joint stock company, trust, business trust, government or political subdivision, unincorporated organization, or other entity, or any group of such “Persons” having a formal or informal understanding among themselves to make a “coordinated acquisition” of shares within the meaning of Treasury Regulation § 1.382-3(a)(1) or who are otherwise treated as an “entity” within the meaning of Treasury Regulation § 1.382-3(a)(1), including any successor (by merger or otherwise) thereof or thereto.

(l)              “Related Persons” shall mean, as to any Person, any Affiliates or Associates of such Person.

(m)          “Section 382” means Section 382 of the Code or any successor or replacement provisions and the Treasury Regulations promulgated thereunder.

(n)            “Stock” means with respect to any Person, such Person’s (i) common stock, (ii) preferred shares (other than preferred shares described in Section 1504(a)(4) of the Code) and (iii) any other interest that would be treated as “stock” of such Person pursuant to Treasury Regulation § 1.382-2T(f)(18).

(o)            “Stock Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include the filing of a report pursuant to Section 13(d) of the Exchange Act or pursuant to a comparable successor statute) by the Company or an Acquiring Person that an Acquiring Person has become such or that discloses information which reveals the existence of an Acquiring Person or such earlier date as a majority of the Board shall become aware of the existence of an Acquiring Person.

(p)            “Subsidiary” shall mean, with reference to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient, in the absence of contingencies, to elect a majority of the board of directors or other persons performing similar functions of such corporation or other entity are at the time directly or indirectly Beneficially Owned or otherwise controlled by such Person, either alone or together, with one or more Affiliates of such Person.

(q)            “Treasury Regulations” means the final and temporary regulations promulgated by the United States Department of the Treasury under the Code as amended or superseded from time to time.

Section 2.                Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such “co-Rights Agents” as it may deem necessary or desirable. In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agent shall be as the Company shall determine.

Section 3.                Issue of Rights Certificates.

(a)             From and after the date hereof until the earlier of (i) the Close of Business on the tenth Business Day after the Stock Acquisition Date, or (ii) the Close of Business on the tenth Business Day (or such later date, if any, as the Board of Directors may determine in its sole discretion) after the date of the commencement of, or first public announcement of the intent of any Person to commence (which intention to commence remains in effect for five Business Days after such announcement) a tender or exchange offer which would result in such person becoming an Acquiring Person (including any such date which is after the date of this Agreement and prior to the issuance of the Rights) (the earlier of such dates being herein referred to as the “Distribution Date”), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for Common Stock registered in the names of the holders of the Common Stock or by Book Entry in respect of such Common Stock and not by separate certificates, and (y) the Rights (and the right to receive certificates therefor) will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company). The preceding sentence notwithstanding, (A) prior to the occurrence of a Distribution Date specified as a result of an event described in clauses (i) or (ii) (or such later Distribution Date as the Board may select pursuant to this sentence), the Board may postpone, one or more times, the Distribution Date in order to make a determination pursuant to Sections 7(a)(iv), 7(a)(v), 28 or 29 or (B) prior to the occurrence of a Distribution Date specified as a result of an event described in clause (ii) (or such later Distribution Date as the Board may select pursuant to this sentence), the Board may postpone, one or more times, the Distribution Date which would occur as a result of an event described in clause (ii) beyond the date set forth in such clause (ii). As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date (other than any Acquiring Person or any Affiliate or Associate of an Acquiring Person), at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit A hereto (the “Rights Certificates”), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates and the Rights shall be transferable separately from the shares of Common Stock of the Company.

(b)            The Company will make available, as promptly as practicable following the Record Date, a copy of a Summary of Rights, in substantially the form of Exhibit B attached hereto.  With respect to certificates for the Common Stock or Book Entry shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for the Common Stock or Book Entry shares and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date (as such term is defined in Section 7 hereof), the surrender for transfer of any of the certificates for the Common Stock or Book Entry shares outstanding on the Record Date shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate or Book Entry shares.

(c)             With respect to certificates for the Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for the Common Stock or by Book Entry in respect of such Common Stock and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date (as such term is defined in Section 7 hereof), the surrender for transfer of any of the certificates for the Common Stock outstanding on the Record Date shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

(d)            Certificates for the Common Stock issued after the Record Date, but prior to the earlier of the Distribution Date or the Expiration Date, shall be deemed also to be certificates for Rights, and shall bear the following legend:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Mechanical Technology, Incorporated and American Stock Transfer & Trust Company, LLC dated as of October 6, 2016 (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of Mechanical Technology, Incorporated. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Mechanical Technology, Incorporated will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor. Under certain circumstances, Rights issued to, or held by, Acquiring Persons, or Related Persons (as defined in the Rights Agreement), and any subsequent holder of such Rights may become null and void. The Rights shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification, if any, to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.

With respect to any Book Entry shares of Common Stock, such legend shall be included in a notice to the registered holder of such shares in accordance with applicable law. With respect to certificates or notices containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the Common Stock represented by such certificates or Book Entry shares shall be evidenced by such certificates or Book Entry shares alone and the registered holders of Common Stock shall also be the registered holders of the associated Rights, and the surrender for transfer of any of such certificates or Book Entry shares shall also constitute the transfer of the Rights associated with the Common Stock represented thereby. In the event that the Company purchases or acquires any shares of Common Stock of the Company after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock of the Company shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock of the Company which are no longer outstanding. The failure to print the foregoing legend on any such certificate or to include such legend in a notice to the registered holder or any defect therein shall not affect in any manner whatsoever the application or interpretation of the provisions hereof.

Section 4.                Form of Rights Certificates.

(a)             The Rights Certificates (and the forms of election to exercise and of assignment to be printed on the reverse thereof) shall each be substantially in the form attached hereto as Exhibit A and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to customary usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of shares of Common Stock as shall be set forth therein at the price per share set forth therein (the “Purchase Price”), but the number of such shares and the Purchase Price shall be subject to adjustment as provided herein.

(b)            Any Rights Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights Beneficially Owned by: (i) an Acquiring Person or any Related Persons who become a transferee after the Acquiring Person becomes such, (ii) a transferee of an Acquiring Person or Related Persons who becomes a transferee after the Acquiring Person or Related Persons becoming such, or (iii) a transferee of an Acquiring Person or Related Persons who becomes a transferee prior to or concurrently with the Acquiring Person or Related Persons becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to or on behalf of holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights, the shares of Common Stock associated with such Rights or the Company or (B) a transfer which the Board of Directors otherwise concludes in good faith (as determined in its discretion by the vote of a majority of the members of the Board) is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible and reasonably identifiable as such) the following legend:

The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or Related Persons (as such terms are defined in that certain Rights Agreement between Mechanical Technology, Incorporated and American Stock Transfer & Trust Company, LLC dated as of October 6, 2016 (the “Rights Agreement”). Accordingly, this Rights Certificate and the Rights represented hereby may become void in certain circumstances specified in the Rights Agreement.

The Company shall give notice to the Rights Agent promptly after it becomes aware of the existence and identity of any Acquiring Person. The Company shall instruct the Rights Agent in writing of the Rights which should be so legended. The failure to print the foregoing legend on any such Right Certificate or any defect therein shall not affect in any manner whatsoever the application or interpretation of the provisions of Section 7(e) hereof.

Section 5.                Countersignature and Registration.

(a)             The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board of Directors, its Chief Executive Officer, or its President or Chief Financial Officer, either manually or by facsimile signature, which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be countersigned, either manually or by facsimile signature, by an authorized signatory of the Rights Agent and shall not be valid for any purpose unless so countersigned and such countersignature upon any Rights Certificates shall be conclusive evidence, and the only evidence, that such Rights Certificates have been duly countersigned as required hereunder. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights

Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by an authorized signatory of the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

(b)            Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its offices, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

Section 6.                Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

(a)             Subject to the provisions of Sections 4(b), 7(e) and 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of shares of Common Stock as the Rights Certificate or Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the office or offices of the Rights Agent designated for such purpose. The Rights shall only be transferable on the registry books of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) as the Company shall reasonably request. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

(b)            Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

Section 7.                Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a)             Subject to Section 7(e), the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to exercise on the reverse side thereof duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each share of Common Stock (or, if applicable, such other number of shares, other securities, or cash or other assets) as to which the Rights are then exercised, at or prior to the time (the “Expiration Date”) that is the earliest of (i) the Close of Business on the tenth anniversary of the Record Date (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed, as provided in Section 23 hereof (the “Redemption Date”), (iii) the time at which such Rights are exchanged, as provided in Section 24 hereof (the “Exchange Date”), (iv) the Close of Business on the effective date of the repeal of Section 382 if the Board determines that this Agreement is no longer necessary or desirable for the preservation of the NOLs, or (v) the time at which the Board determines that the NOLs are fully utilized or no longer available under Section 382 or that an ownership change under Section 382 would not adversely impact in any material respect the time period in which the Company could use the NOLs, or materially impair the amount of the NOLs that could be used by the Company in any particular time period, for applicable tax purposes. Except as set forth in Section 7(e) below, any Person who prior to the Distribution Date becomes a record holder of shares of Common Stock may exercise all of the rights of a registered holder of a Rights Certificate with respect to the Rights associated with such shares of Common Stock in accordance with and subject to the provisions of this Agreement as of the date such Person becomes a record holder of shares of Common Stock.

(b)            The Purchase Price for each share of Common Stock pursuant to the exercise of a Right shall initially be Five Dollars ($5.00) and shall be subject to adjustment from time to time as provided in Section 11 hereof and shall be payable in lawful money of the United States of America in accordance with Section 7(c) below.

(c)             Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to exercise duly executed, accompanied by payment (in cash, or by certified check or bank draft payable to the order of the Company) of the Purchase Price for the shares (or other securities, property, cash or other assets, as the case may be) to be purchased and an amount equal to any applicable transfer tax, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the shares of Common Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the number of shares of Common Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company, in its sole discretion, shall have elected to deposit the shares of Common Stock issuable upon exercise of the Rights hereunder into a depositary, requisition from the depositary agent depositary receipts representing such number of shares of Common Stock as are to be purchased (in which case certificates for the shares of Common Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) when necessary to comply with this Agreement, requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered

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to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) when appropriate, after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a)(iii) hereof, the Company will make all arrangements necessary so that such other securities, cash, and/or property are available for distribution by the Rights Agent, if and when appropriate. In addition, in the case of an exercise of the Rights by a holder pursuant to Section 11(a)(ii), the Rights Agent shall return such Rights Certificate to the registered holder thereof after imprinting, stamping or otherwise indicating thereon that the Rights represented by such Rights Certificate no longer include the Rights provided by Section 11(a)(ii) of the Rights Agreement and if less than all the Rights represented by such Rights Certificate were so exercised, the Rights Agent shall indicate on the Rights Certificate the number of Rights represented thereby which continue to include the Rights provided by Section 11(a)(ii).

(d)            In case the registered holder of any Rights Certificate shall exercise (except pursuant to Section 11(a)(ii)) less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Rights Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 14 hereof.

(e)             Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of the event described in Section 11(a)(ii) or an event described in Section 13, any Rights Beneficially Owned by (i) an Acquiring Person or Related Persons, (ii) except as provided below, a transferee of an Acquiring Person or Related Persons who becomes a transferee after the Acquiring Person becomes such, or (iii) except as provided below, a transferee of an Acquiring Person or Related Persons who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to or on behalf of holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect of avoidance of this Section 7(e), shall become null and void without any further action, and no holder of such Rights shall thereupon have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) are complied with but shall have no liability to any holder of Rights for the inability to make any determinations with respect to an Acquiring Person or Related Persons or transferees hereunder.

(f)             Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of any Rights Certificate upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and duly executed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request.

Section 8.                Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Company or, at the written request of the Company, destroy all such canceled Rights Certificates and certify in writing to the Company that it has done so.

Section 9.                Availability of Common Stock.

(a)             In the event that, as of the Distribution Date, there shall not be sufficient authorized but unissued shares of Common Stock to permit full exercise of any outstanding Rights, the Company shall use its best efforts to have the shareholders of the Company take such action as may be necessary to authorize additional shares of Common Stock for issuance upon exercise of Rights.

(b)            If the Company’s Common Stock is listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for issuance upon the exercise of the Rights to be listed on such exchange upon official notice of issuance upon such exercise.

(c)             The Company shall use its best efforts to (i) file, as soon as practicable following the Distribution Date, a registration statement under the Securities Act of 1933, as amended (the “Act”), with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the date of the Expiration Date. The Company will also take such action as may be appropriate under the blue sky laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days, the exercisability of the Rights in order to prepare and file any required registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect, in each case with prompt written notice to the Rights Agent. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained.

(d)            The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Common Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued, fully paid, and nonassessable.

(e)             The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for shares of Common Stock upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of the shares of Common Stock in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for shares of Common Stock in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax is due.

Section 10.            Common Stock Record Date. Each Person in whose name any certificate for shares of Common Stock (or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Common Stock (or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Stock (or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Stock transfer books of the Company are open, and further provided that, if delivery of shares of Common Stock is delayed pursuant to Section 9(c), such Person shall be deemed to have become the record holder of such shares of Common Stock only when such shares first become deliverable. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11.            Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)             (i)  In the event the Company shall at any time after the effective date of this Agreement (A) declare a dividend on the Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification or recapitalization of the Common Stock (including any such reclassification or recapitalization in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and in

Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, reclassification, or recapitalization and the number and kind of shares of Common Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of Common Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Common Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, reclassification, or recapitalization. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to any adjustment required pursuant to Section 11(a)(ii).

(ii)               In the event any Person shall become an Acquiring Person, then, except as provided below and in Section 7(e) hereof, the holder of any Right which has not theretofore been exercised shall thereafter be entitled to receive, upon exercise of such Right at the then current Purchase Price in accordance with the terms of this Agreement, such number of shares of Common Stock of the Company equal to the result obtained by (1) multiplying the then current Purchase Price by one (or by such other number of shares of Common Stock then acquirable upon the exercise of a Right, giving effect to any adjustment in such number as provided herein) and (2) dividing that product by 50% of the current market price (determined pursuant to Section 11(d) hereof) per share of Common Stock as of the Stock Acquisition Date in question; provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment also constitutes an event described in Section 13(a), then only the provisions of Section 13 shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii).

(iii)             In lieu of issuing shares of Common Stock in accordance with Section 11(a)(ii) hereof, the Company’s Board of Directors may, if the Board of Directors determines in its discretion that such action is necessary or appropriate and not contrary to the interests of holders of Rights, elect to issue or pay, upon the exercise of the Rights, cash (including an offset against the Purchase Price), property, shares of Common Stock, preferred stock, or other securities or any combination thereof having an aggregate value equal to the value of the shares of Common Stock which otherwise would have been issuable pursuant to Section 11(a)(ii), which value shall be determined by a reputable investment banking firm selected by the Company’s Board of Directors. For purposes of the preceding sentence, the value of any preferred stock which the Board of Directors determines to be a “common stock equivalent” shall be deemed to have the same value as the Common Stock. Any such election by the Board of Directors must be made and publicly announced within 90 days of the relevant Stock Acquisition Date. Following the occurrence of an event described in Section 11(a)(ii), the Board of Directors may (as determined in its discretion by the vote of a majority of the members of the Board) suspend the exercisability of the Rights for a period of up to 90 days following the occurrence of such event to the extent that the Board of Directors has not determined whether to exercise its rights of election under this paragraph (a)(iii). In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.

(b)            If the Company fixes a record date for the issuance of rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Common Stock (or securities convertible into Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into Common Stock) less than the current market price (as determined pursuant to Section 11(d) hereof) per share of Common Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent. Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c)             In case the Company shall fix a record date for a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Common Stock, but including any dividend payable in stock other than Common Stock) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of Common Stock on such record date, less the fair market value, as determined in good faith by the Board of Directors whose determination shall be described in a statement filed with the Rights Agent, of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Common Stock and the denominator of which shall be such current market price (as determined pursuant to Section 11(d) hereof) per share of Common Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

(d)            For the purpose of any computation hereunder, the “current market price” of any share of Common Stock or any other stock or any Right or other security shall be deemed to be the average of the daily closing prices of such for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current market price of the security is determined during a period following the announcement by the issuer of such security of (A) a dividend or distribution on such security payable in shares of Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination, reclassification, or recapitalization of such security, and prior to the expiration of the thirty (30) Trading Day period after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination, reclassification, or recapitalization then, and in each such case, the “current market price” shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NASDAQ Stock Market or, if the securities are not listed or admitted to trading on the NASDAQ Stock Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the securities are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the last quoted high bid and low asked prices in the over-the-counter market, as reported by the OTC Bulletin Board or the “Pink Sheets” or such other system then in use, or, if on any such date the securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities selected by the Board of Directors. If on any such date no market maker is making a market in the securities, the fair value of such securities on such date, as determined in good faith by the Board of Directors, shall be used; provided that, if at the time of such determination there is an Acquiring Person, the current market price of such security on such date shall be determined by a reputable investment banking firm selected by the Board of Directors, which determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, “current market price” per share shall mean the fair value per share as determined in good faith by the Board of Directors provided that, if at the time of such determination there is an Acquiring Person, the current market price of such security on such date shall be determined by a reputable investment banking firm selected by the Board of Directors, which determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(e)             Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment, or (ii) the Expiration Date.

(f)             If as a result of any adjustment made pursuant to Section 11(a) or Section 13, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in Sections 11(a), (b), (c), (d), (e), (g), (h), (i), (j), (k) and (m), inclusive, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Common Stock shall apply on like terms to any such other shares.

(g)            All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Common Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)            Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares (calculated to the nearest ten-thousandth) of Common Stock obtained by (i) multiplying (x) the number of shares covered by the Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)              The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of shares of Common Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of shares of Common Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to the adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j)              Irrespective of any adjustment or change in the Purchase Price or the number of shares of Common Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares which were expressed in the initial Rights Certificates issued hereunder, without prejudice to any adjustment or change.

(k)            Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Purchase Price.

(l)              In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m)          Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board of Directors shall determine in its discretion to be advisable in order that any (i) consolidation or subdivision of the Common Stock, (ii) issuance wholly for cash of any shares of Common Stock at less than the current market price, (iii) issuance wholly for cash of shares of Common Stock or securities which by their terms are convertible into or exchangeable for shares of Common Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to above in this Section 11, hereafter made by the Company to holders of its Common Stock shall not be taxable to such shareholders.

(n)            The Company covenants and agrees that it shall not, at any time after the Distribution Date and so long as the Rights have not been redeemed pursuant to Section 23 hereof or exchanged pursuant to Section 24 hereof, (i) consolidate with (other than a Subsidiary of the Company in a transaction that complies with the proviso at the end of this sentence), (ii) merge with or into, or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or

Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with the proviso at the end of this sentence) if at the time of or immediately after such consolidation, merger or sale (x) there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) there are not sufficient unissued, unreserved shares of Common Stock of the Company to permit the exercise in full of the Rights (except to the extent cash, property, or other securities have been substituted pursuant to Section 11(a)(iii)) or (z) prior to, simultaneously with or immediately after such consolidation, merger or sale the shareholders of a Person who constitutes, or would constitute, the “Principal Party” for the purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates; provided that, this Section 11(n) shall not affect the ability of any Subsidiary of the Company to consolidate with, or merge with or into, or sell or transfer assets or earning power to any other Subsidiary of the Company.

(o)            The Company covenants and agrees that, after the Stock Acquisition Date, it will not, except as permitted by Section 23, 24 or 27 hereof, take (or permit any Subsidiary to take) any action the purpose or effect of which is to diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

(p)            The exercise of Rights under Section 11(a)(ii) shall only result in the loss of rights under Section 11(a)(ii) with respect to Rights to the extent so exercised and neither such exercise nor any exchange of Rights pursuant to Section 24 hereof shall otherwise affect the rights represented by unexercised Rights under this Rights Agreement, including the rights represented by Section 13.

Section 12.            Certificate of Adjusted Purchase Price or Number of Shares. If, at any time after the effective date of this Agreement, an adjustment is made as provided in Sections 11 or 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Stock a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock or Book Entry shares) in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

Section 13.            Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

(a)             In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merges into, any other Person (other than a Subsidiary of the Company in a transaction which is not prohibited by Section 11(n) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which is not prohibited by Section 11(n) hereof) shall consolidate with, or merge into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common

Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating 50% or more of the assets, cash flow, or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions, each of which is not prohibited by Section 11(n) hereof), then, and in each such case, proper provision shall be made so that: (i) following the Distribution Date, each holder of a Right, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party (as hereinafter defined), free and clear of liens, rights of call or first refusal, encumbrances, transfer restrictions, or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by one (or by such other number of shares of Common Stock then acquirable upon the exercise of a Right, giving effect to any adjustment in such number as provided herein, without giving effect to the occurrence, if any, of any transaction described in Section 11(a)(ii) hereof) and (2) dividing that product by 50% of the current market price (determined pursuant to Section 11(d) hereof) per share of the Common Stock of such Principal Party on the date of consummation of such consolidation, merger, sale or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply to such Principal Party; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be possible, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no force and effect following the occurrence of the first Section 13 event.

(b)             “Principal Party” shall mean:

(i)                 in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

(ii)               in the case of any transaction described in clause (z) of the first sentence in Section 13(a), the Person that is the party receiving the greatest portion of the assets, cash flow, or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case described in (i) or (ii) above, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person, the Common Stock of which is and has been so registered, “Principal Party” shall refer to such other Person; (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest current market value; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a “Subsidiary” of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

(c)             The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto (x) the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and (y) the Company and Principal Party and each other Person who may become a Principal Party as a result of such consolidation, merger, sale or transfer shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer of assets mentioned in paragraph (a) of this Section 13, the Principal Party will:

(i)                 prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date;

(ii)               use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate;

(iii)             use its best efforts to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange or to meet the eligibility requirements for quotation on a stock quotation system; and

(iv)             deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all material respects with the requirements for registration on Form 10 under the Exchange Act.

(d)            In case the Principal Party which is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its certificate of incorporation (or equivalent constituent document) or by-laws or other instrument governing its affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the then current market price (determined pursuant to Section 11(d)) or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such current market price, or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of this Section 13, then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of the consummation of the proposed transaction.

The provisions of this Section 13 shall similarly apply to successive mergers, consolidations, and sales or other transfers. If an adjustment under Section 13(a) occurs at any time after an adjustment under Section 11(a)(ii), the Rights that have not theretofore been exercised will thereafter become exercisable in the manner described in Section 13(a).

Section 14.            Fractional Rights and Fractional Shares.

(a)             The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right.

(b)            The Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of Common Stock. For purposes of this Section 14(b), the current market value of a share of Common Stock shall be the closing sale price of a share of Common Stock (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.

(c)             Following the occurrence of an Acquisition Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one (1) share of Common Stock. For purposes of this Section 14(c), the current market value of one (1) share of Common Stock shall be the closing sale price of a share of Common Stock (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.

(d)            The holder of a Right by the acceptance of the Rights expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

Section 15.            Rights of Action. All rights of action in respect of this Agreement are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any

Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

Section 16.            Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)             prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

(b)            after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer;

(c)             subject to Sections 6(a) and 7(f), the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate or Book Entry shares) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate or Book Entry shares made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

(d)            notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as the result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling issued (whether interlocutory or final) by a court of competent jurisdiction or by a governmental, regulatory, self- regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligations; provided that the Company must use its best efforts to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as soon as possible.

Section 17.            Rights Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

Section 18.            Concerning the Rights Agent.

(a)             The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement. Notwithstanding anything to the contrary in this Agreement or otherwise, the Rights Agent’s aggregate liability to the Company, or any of the Company’s representatives or agents, under this Section 18(a) or under any other term or provision of this Agreement, whether in contract, tort, or otherwise, is expressly limited to, and shall not exceed in any circumstances, the aggregate amount actually received by the Rights Agent as fees and charges under this Agreement, but not including reimbursable expenses previously reimbursed to the Rights Agent by the Company hereunder. The provisions of this Section 18(a) and Section 20 shall survive the expiration of the Rights and the termination of this Agreement.

(b)            The Rights Agent shall be fully protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it in good faith to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

Section 19.            Merger or Consolidation or Change of Name of Rights Agent.

(a)             Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b)            In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 20.            Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a)             The Rights Agent may consult with legal counsel selected by it (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b)            Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of “current market price”) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, the Secretary, or the General Counsel of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c)             The Rights Agent shall be liable hereunder only for its own gross negligence or willful misconduct.

(d)            The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)             The duties and obligations of the Rights Agent shall only be as such as are specifically set forth in this Agreement, as it may from time to time be amended, and no implied duties or obligations shall be read into this Agreement against the Rights Agent. Further, the Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

(f)             The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)            The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, the President, the Secretary, or the General Counsel of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

(h)            The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

(i)              No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

Section 21.            Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon at least thirty (30) days’ notice in writing mailed to the Company, and to each transfer agent of the Common Stock. The Company may remove the Rights Agent or any successor Rights Agent upon at least thirty (30) days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, to each transfer agent of the Common Stock, and by giving notice to the holders of the Rights Certificates by any means reasonably determined by the Company to inform such holders of such removal (including, without limitation, by including such information in one or more of the Company’s reports to shareholders or reports or filings with the Securities and

Exchange Commission). If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be either (a) a corporation organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of New York), in good standing, having a principal office in the State of New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000, or (b) an Affiliate of a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and giving notice to the holders of the Rights Certificates by any means reasonably determined by the Company to inform such holders of such removal (including, without limitation, by including such information in one or more of the Company’s reports to shareholders or reports or filings with the Securities and Exchange Commission). Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.            Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the Final Expiration Date, the Company (a) will, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded as of the Distribution Date, or upon the exercise, conversion, or exchange of securities issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (y) no such Rights Certificate will be issued if, and to the extent that, the Company is advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (z) no such Rights Certificate will be issued if, and to the extent that, appropriate adjustment has otherwise been made in lieu of the issuance of such Rights Certificate.

Section 23.            Redemption and Termination.

(a)             The Board of Directors of the Company may:

(i)                 at its option, at any time prior to the earlier of the Stock Acquisition Date or the Final Expiration Date, (x) redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend, combination of the outstanding shares of Common Stock of the Company or similar event or transaction occurring after the date of this Agreement (such redemption price, as adjusted from time to time, being hereinafter referred to as the “Redemption Price”) or (y) amend this Agreement to change the Final Expiration Date to another date, including an earlier date.

(ii)               In addition, the Board of Directors may redeem all, but not less than all, of the then outstanding Rights at the Redemption Price following the occurrence of a Stock Acquisition Date but prior to any event described in Section 13(a) either (x) if each of the following shall have occurred and remain in effect: (1) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of shares of Common Stock in a transaction, or series of transactions, such that such Person is thereafter a Beneficial Owner of voting securities having 4.99% or less of the voting power of the Company; and (2) there are no other Persons, immediately following the occurrence of the event described in clause (1), who are Acquiring Persons or (y) in connection with any event specified in Section 13(a), not involving an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

(b)            Immediately upon the action of the Board of Directors ordering the redemption of the Rights in accordance with this Section 23, and without any further action and without any notice, the right to exercise the Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights in accordance with this Section 23, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to the Rights Agent and to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock of the Company. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made.

(c)             The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock of the Company (based on the current market price of the Common Stock of the Company as of the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

Section 24.            Exchange.

(a)             The Board of Directors of the Company may, at its option, at any time on or after the occurrence of an event described in Section 11(a)(ii), exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend, combination of the outstanding shares of Common Stock or similar event or transaction occurring after the effective date of this Agreement (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Acquiring Person, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of shares of Common Stock representing 50% or more of the Common Stock then outstanding.

(b)            Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of the then outstanding Rights at their last address as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number and kind of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights being exchanged (other than Rights which have become null and void pursuant to the provisions of Section 7(e) hereof) and the number of Rights held by each holder.

(c)             In the event that there shall not be sufficient shares of Common Stock issued but not outstanding, or authorized but unissued, to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights.

(d)            The Company shall not be required to issue fractions of Common Stock of the Company or to distribute certificates which evidence fractional shares of Common Stock of the Company. If the Company elects not to issue such fractional shares of Common Stock of the Company, the Company shall pay, in lieu of such fractional shares of Common Stock of the Company, to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock of the Company would otherwise be issuable, an amount in cash equal to the same fraction of the current market price of a whole share of Common Stock of the Company for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

(e)             The failure to give any notice required by this Section 24 or any defect therein shall not affect the validity of the action taken by the Company or the vote upon any such action.

Section 25.            Notice of Certain Events. In case the Company shall propose, at any time after the Distribution Date, (a) to pay any dividend payable in stock of any class to the holders of Common Stock or to make any other distribution to the holders of Common Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (b) to offer to the holders of Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision of outstanding shares of Common Stock), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series or related transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person (other than a Subsidiary of the Company in one or more transactions each of which is not prohibited by the proviso at the end of Section 11(n) hereof), (e) to effect the liquidation, dissolution or winding up of the Company, or (f) to declare or pay any dividend on the Common Stock payable in Common Stock or to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock), then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least ten (10) days prior to the record date for determining holders of the shares of Common Stock for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Common Stock whichever shall be the earlier; provided no such notice shall be required pursuant to this Section 25 as a result of any Subsidiary of the Company effecting a consolidation or merger with or into, or effecting a sale or other transfer of assets or earnings power to, any other Subsidiary of the Company in a manner not inconsistent with the provisions of this Agreement.

In case of the occurrence of an event set forth in Section 11(a)(ii) of this Agreement, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Common Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities.

Section 26.            Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, by facsimile transmission or by nationally-recognized overnight courier addressed (until another address is filed in writing with the Rights Agent) as follows:

Mechanical Technology, Incorporated
325 Washington Avenue Extension
Albany, New York 12205
Attention:  Chief Executive Officer
Facsimile: (518) 218-2506

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, by facsimile transmission or by nationally-recognized overnight courier addressed (until another address is filed in writing with the Company) as follows:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, New York 11219
Attention: Relationship Management
Facsimile: (718) 765-8711

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, prior to the Distribution Date, to the holder of any certificate representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, by facsimile transmission or by nationally-recognized overnight courier addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27.            Supplements and Amendments. The Company and the Rights Agent shall from time to time, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates (or, prior to the Distribution Date, the associated Common Stock certificates) in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) extend the period for redemption provided in Section 23 or the Final Expiration Date, notwithstanding anything to the contrary provided in clause (v) hereof, (iv) prior to the Distribution Date, change or supplement any of the provisions hereunder which the Company may deem necessary or desirable to effectuate the purposes of this Agreement, or (v) following the Distribution Date, change or supplement any of the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, however, that this Agreement shall not be supplemented or amended (A) in any way following the Distribution Date unless such amendment is approved by the Board of Directors whose determination shall be final and, (B) to lengthen the time period relating to when the Rights may be redeemed to such time as (I) the Rights are not then redeemable or (II) any other time period, unless such lengthening is for the purposes of protecting, enhancing or clarifying the rights of and the benefits to, the holder of the Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person).

Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment unless the Rights Agent shall have determined in good faith that such supplement or amendment would adversely affect its interests under this Agreement. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

Section 28.            Process to Seek Exemption Prior to Trigger Event. Any Person who desires to effect any acquisition of Common Stock that would, if consummated, result in such Person Beneficially Owning 4.99% or more of the then outstanding Common Stock (a “Requesting Person”) may, prior to the Stock Acquisition Date and in accordance with this Section 28, request that the Board grant an exemption with respect to such acquisition under this Agreement so that such Person would be deemed to be an “exempt person” under subsection (iii) of Section 1(a) hereof for purposes of this Agreement (an “Exemption Request”). An Exemption Request shall be in proper form and shall be delivered by overnight delivery service or first-class mail, postage prepaid, to the Secretary of the Company at the principal executive office of the Company. The Exemption Request shall be deemed made upon receipt by the Secretary of the Company. To be in proper form, an Exemption Request shall set forth (i) the name and address of the Requesting Person, (ii) the number and percentage of shares of Common Stock then Beneficially Owned by the Requesting Person, together with all Affiliates and Associates of the Requesting Person, and (iii) a reasonably detailed description of the transaction or transactions by which the Requesting Person would propose to acquire Beneficial Ownership of Common Stock aggregating 4.99% or more of the then outstanding Common Stock and the maximum number and percentage of shares of Common Stock that the Requesting Person proposes to acquire. The Board shall make a determination whether to grant an exemption in response to an Exemption Request as promptly as practicable (and, in any event, within ten (10) Business Days) after receipt thereof; provided, that the failure of the Board to make a determination within such period shall be deemed to constitute the denial by the Board of the Exemption Request. The Requesting Person shall respond promptly to reasonable and appropriate requests for additional information from the Board and its advisors to assist the Board in making its determination. For purposes of considering the Exemption Request, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Stock of which any Person is the Beneficial Owner, shall be made pursuant to and in accordance with Section 382. The Board shall only grant an exemption in response to an Exemption Request if the Board determines in its sole discretion that the acquisition of Beneficial Ownership of Common Stock by the Requesting Person (A) will not adversely impact in any material respect the time period in which the Company could use the NOLs or limit or impair the availability to the Company of the NOLs or (B) is in the best interests of the Company despite the fact that it may adversely impact in a material respect the time period in which the Company could use the NOLs or limit or impair the availability to the Company of the NOLs. Any exemption granted hereunder may be granted in whole or in part, and may be subject to limitations or conditions (including a requirement that the Requesting Person agree that it will not acquire Beneficial Ownership of shares of Common Stock in excess of the maximum number and percentage of shares approved by the Board), in each case as and to the extent the Board shall determine necessary or desirable to provide for the protection of the NOLs. Any Exemption Request may be submitted on a confidential basis and, except to the extent required by applicable law, the Company shall maintain the confidentiality of such Exemption Request and the Board’s determination with respect thereto, unless the information contained in the Exemption Request or the Board’s determination with respect thereto otherwise becomes publicly available. The Exemption Request shall be considered and evaluated by directors serving on the Board, or a duly constituted committee thereof, who are independent of the Company and the Requesting Person and disinterested with respect to the Exemption Request, and the action of a majority of such independent and disinterested directors shall be deemed to be the determination of the Board for purposes of such Exemption Request.

Section 29.            Waiver Subsequent to Stock Acquisition Date. The Board may, of its own accord or upon the request of a shareholder (a “Waiver Request”), subsequent to a Stock Acquisition Date and prior to the Distribution Date, and in accordance with this Section 29, grant an exemption with respect to any Acquiring Person under this Agreement so that such Acquiring Person would be deemed to be an “exempt person” under subsection (iii) of Section 1(a) hereof for purposes of this Agreement. A Waiver Request shall be in proper form and shall be delivered by overnight delivery service or first-class mail, postage prepaid, to the Secretary of the Company at the principal executive office of the Company. The Waiver Request shall be deemed made upon receipt by the Secretary of the Company. To be in proper form, a Waiver Request shall set forth (i) the name and address of the Acquiring Person, (ii) the number and percentage of shares of Common Stock then Beneficially Owned by the Acquiring Person, together with all Affiliates and Associates of the Acquiring Person, and (iii) a reasonably detailed description of the transaction or transactions by which the Acquiring Person acquired Beneficial Ownership of Common Stock aggregating 4.99% or more of the then outstanding Common Stock and the maximum number and percentage of shares of Common Stock that the Acquiring Person proposes to acquire. The Board shall make a determination whether to grant an exemption in response to a Waiver Request as promptly as practicable (and, in any event, within ten (10) Business Days) after receipt thereof; provided, that the failure of the Board to make a determination within such period shall be deemed to constitute the denial by the Board of the Waiver Request. The Acquiring Person shall respond promptly to reasonable and appropriate requests for additional information from the Board and its advisors to assist the Board in making its determination. For purposes of considering the Waiver Request, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Stock of which any Person is the Beneficial Owner, shall be made pursuant to and in accordance with Section 382. The Board shall only grant an exemption for an Acquiring Person if the Board determines in its sole discretion that the acquisition of Beneficial Ownership of Common Stock by such Acquiring Person does not adversely impact in any material respect the time period in which the Company could use the NOLs or limit or impair the availability to the Company of the NOLs. Any exemption granted hereunder may be granted in whole or in part, and may be subject to limitations or conditions (including a requirement that such Acquiring Person agree that it will not acquire Beneficial Ownership of shares of Common Stock in excess of the maximum number and percentage of shares approved by the Board), in each case as and to the extent the Board shall determine necessary or desirable to provide for the protection of the Company’s NOLs. The facts and circumstances with respect to the Trigger Event, including whether to grant an exemption, shall be considered and evaluated by directors serving on the Board, or a duly constituted committee thereof, who are independent of the Company and such Acquiring Person and disinterested with respect to the Trigger Event, and the action of a majority of such independent and disinterested directors shall be deemed to be the determination of the Board for purposes of any exemption granted pursuant to this Section 29.

Section 30.            Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 31.            Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

Section 32.            Administration of Agreement. The Board of Directors shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or the Company or as may be necessary or advisable in the administration of this Agreement, including without limitation the right and power to interpret this Agreement and to make all determinations deemed necessary or advisable for the administration of this Agreement. All such acts, interpretations and determinations done or made by the Board of Directors in good faith shall be final, conclusive and binding on the Company, the Rights Agent and the holders of the Rights. Accordingly, the Board shall not be liable to the holders of Rights Certificates or any other party for any determination made, action taken, or action omitted to be taken pursuant to the terms of this Agreement, if such determination, action or omitted action was made or taken in good faith.

Section 33.            Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, provided, however, that notwithstanding anything in this Agreement or the Rights to the contrary, if any such term, provision, covenant, or restriction is held by such court or authority to be invalid, void, or unenforceable and the Board of Directors determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 shall be reinstated and shall not expire until the close of business on the 15th calendar day following the date of such determination.

Section 34.            Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

Section 35.            Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 36.            Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the day and year first above written.

Mechanical Technology, Incorporated

By:
Name:	Kevin G. Lynch
Title:	President and Chief Executive Officer

American Stock Transfer & Trust Company, LLC

By:
Name:	Jennifer Donovan
Title:	Senior Vice President, Relationship Management - Regional Manager

Exhibit A

[Form of Rights Certificate]

Certificate No. R-	__________ Rights

NOT EXERCISABLE AFTER ___________ OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT REFERRED TO HEREIN. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.][1]

Rights Certificate

Mechanical Technology, Incorporated

This certifies that __________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of October 6, 2016 (the “Rights Agreement”), between Mechanical Technology, Incorporated, a New York corporation (the “Company”), and American Stock Transfer & Trust Company, LLC (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (New York, New York time) on October 19, 2026 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one fully paid, non-assessable share of Common Stock (the “Common Stock”) of the Company, at a purchase price of $5.00 per share (the “Purchase Price”), subject to adjustment as provided in the Rights Agreement, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of the effective date of the Rights Agreement.

If the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or Related Persons (as such terms are defined in the Rights Agreement), (ii) transferees of any such Acquiring Person or Related Persons, or (iii) under certain circumstances, transferees of persons who became an Acquiring Person or Related Persons following such transfer, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights.

[1] The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Common Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under certain circumstances specified in such Rights Agreement. Copies of the Rights Agreement are on file at the office of the Rights Agent and are also available upon written request to the Rights Agent.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised (other than pursuant to Section 11(a)(ii) of the Rights Agreement) in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised. If this Rights Certificate shall be exercised in whole or in part pursuant to Section 11(a)(ii) of the Rights Agreement, the holder shall be entitled to receive this Rights Certificate duly marked to indicate that such exercise has occurred as set forth in the Rights Agreement.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.001 per Right.

No fractional shares of Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company.

Dated as of _________________, 20__

ATTEST:	Mechanical Technology, Incorporated

By:
Secretary		Title:

Countersigned:

American Stock Transfer & Trust Company, LLC

By
Authorized Signature

[Form of Reverse Side of Rights Certificate]
FORM OF ASSIGNMENT
(To be executed by the registered holder if such
holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED __________________ hereby sells, assigns and transfers unto

__________________________________________________________
                        (Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

The undersigned hereby certifies (after due inquiry and to the best of its knowledge) by checking the appropriate boxes that:

(1)        this Rights Certificate

[    ] is

or

[    ] is not

being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or Related Persons (as such terms are defined in the Rights Agreement); and

(2)          the undersigned

[    ] did

or

[    ] did not

acquire the Rights evidenced by this Rights Certificate from any person who is, was or subsequently became an Acquiring Person or Related Persons.

Dated: ____________, 20__

Signature

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEED MEDALLION PROGRAM).

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO EXERCISE

(To be executed if holder desires to
exercise Rights represented by the
Rights Certificate.)

To:       MECHANICAL TECHNOLOGY, INCORPORATED:

The undersigned hereby irrevocably elects to exercise ____________ Rights represented by this Rights Certificate to purchase the shares of Common Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of:

(Please print name and address)

(Please insert social security or other identifying number)

The Rights Certificate indicating the balance, if any, of such Rights which may still be exercised pursuant to Section 11(a)(ii) of the Rights Agreement shall be returned to the undersigned unless such person requests that the Rights Certificate be registered in the name of and delivered to: (complete only if Rights Certificate is to be registered in a name other than the undersigned)

(Please print name and address)

(Please insert social security or other identifying number)

The undersigned hereby certifies (after due inquiry and to the best of its knowledge) by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate

[    ] are

or

[    ] are not

being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement); and

(2)        the undersigned

[    ] did

or

[    ] did not

acquire the Rights evidenced by this Rights Certificate from any person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ____________, 20__

Signature

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEED MEDALLION PROGRAM).

NOTICE

The signature to the foregoing Election to Exercise must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

Exhibit B

Summary of Rights Agreement

On October 6, 2016, the Board of Directors of Mechanical Technology, Incorporated (the “Company”) declared a dividend of one Right for each outstanding share of Common Stock of the Company to the shareholders of record at the close of business on October 19, 2016 (the “Record Date”).  The description and terms of the Rights are set forth in a Rights Agreement, dated as of October 6, 2016, by and between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agreement”).

The Rights Agreement is intended to help to ensure that the Company can continue to utilize its existing net operating loss carryovers, capital loss carryover, general business credit carryovers, alternative minimum tax credit carryover, foreign tax credit carryover, and any net unrealized “built-in loss” within the meaning of Sections 382 and 383 of the Internal Revenue Code of 1986, as amended.

Except as set forth below, each Right entitles the registered holder to purchase from the Company one share of its common stock, par value $.01 per share (the “Common Stock”), at a price of $5.00 per share (the “Purchase Price”), subject to adjustment.

Initially, the Rights will be attached implicitly to all Common Stock certificates representing shares then outstanding (or Book Entry shares of Common Stock), and no separate Right certificates will be distributed.  Until the earlier to occur of ten (10) Business Days following (i) the date of a public announcement, or the Board of Directors becomes aware (the “Stock Acquisition Date”), of the existence of a person or group of affiliated or associated persons has acquired beneficial ownership of 4.99% or more of the Common Stock (an “Acquiring Person”), or (ii) the commencement of (or a public announcement of an intention to make) a tender offer or exchange offer which would result in any person or group and related persons having beneficial ownership of 4.99% or more of Common Stock without the prior consent of the Board of Directors (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate or by Book Entry.  The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with Common Stock certificates.  From as soon as practicable after the Record Date and until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates or Book Entry shares issued after the Record Date upon transfer or new issuance of the Common Stock will contain a notation incorporating the Rights Agreement by reference.  Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock or Book Entry shares outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and such separate Rights Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date.  The Rights will expire on the earliest of (i) October 19, 2026, (ii) redemption by the Company as described below, (iii) the date on which the Rights are exchanged pursuant to the terms of the Rights Agreement, or (iv) when the Board determines that the NOLs are no longer available, have been fully utilized, or that the impact of an ownership change under Sections 382 and 383 of the Internal Revenue Code would not materially and adversely impact the Company.

In the event that, at any time following the Distribution Date, any person, other than a person expressly excluded under the Rights Agreement, becomes an Acquiring Person, the holder of a Right (except with respect to Rights held by the Acquiring Person, its Affiliates and Associates and certain transferees of the Acquiring Person or such Affiliates or Associates) shall (subject to possible suspensions provided for in the Rights Agreement) thereafter be entitled to receive, upon exercise thereof at the then current Purchase Price, Common Stock of the Company which has a value equal to twice the Purchase Price (such right being called the “Flip-In Right”).  Certain persons are excluded from becoming an Acquiring Person under the Rights Agreement, including holders who own 4.99% or more of the Company’s Common Stock as of the effective date of the Rights Agreement. In addition, the Rights Agreement permits the Board of Directors to exempt certain acquisitions of Common Stock from triggering the provisions of the Rights Agreement either prior to or after acquisition.

A majority of the Board of Directors (as determined in its discretion by the vote of a majority of the members of the Board) may elect to distribute cash, other securities or other property in lieu of Common Stock to the Rights holders upon the exercise of their Rights following any such event.  In the event that, at any time following the Distribution Date, the Company is acquired in a merger or other business combination transaction where the Company is not the surviving corporation or in the event that 50% or more of its assets or earning power is sold, proper provision shall be made so that each holder of a Right will thereafter have the right (in lieu of the Flip-In Right) to receive, upon the exercise thereof at the then current Purchase Price, common stock of the acquiring entity which has a value equal to twice the Purchase Price (such right being called the “Flip-Over Right”).  Upon the occurrence of any of the events giving rise to the exercisability of the Flip-In Right or the Flip-Over Right, any Rights that are or were at any time owned by an Acquiring Person engaging in any of such transactions or receiving the benefits thereof on or after the time the Acquiring Person became such shall become null and void.

For example, at a Purchase Price of $5.00 per Right, if (i) any person becomes an Acquiring Person or (ii) the Company is the surviving corporation in a merger with an Acquiring Person in which the Common Stock is not converted or exchanged, each Right other than a Right owned by the Acquiring Person, would entitle its holder to purchase $10.00 worth of the Company’s Common Stock (i.e., four shares, assuming a then current market price of $2.50 per share) for $5.00.

If, following the Distribution Date, there occurs (i) a business combination with another entity in which the Company’s Common Stock is converted or exchanged, or (ii) a sale of 50% or more of the Company’s assets or earning power, each Right would entitle its holder to purchase $10.00 worth of the acquiring entity’s stock for $5.00.

The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Common Stock, (ii) upon the grant to holders of the Common Stock of certain rights or warrants to subscribe for Common Stock or convertible securities at less than the current market price of the Common Stock, or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price.  No fractions of shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

At any time prior to the earlier to occur of (i) a Stock Acquisition Date, or (ii) October 19, 2026, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the “Redemption Price”), which redemption shall be effective upon the action of the Board of Directors. Additionally, the Board of Directors (as determined in its discretion by the vote of a majority of the members of the Board) may thereafter redeem the then outstanding Rights in whole, but not in part, at the Redemption Price provided that (a) such redemption is incidental to a merger or other business combination transaction or series of transactions involving the Company but not involving an Acquiring Person or any person who was an Acquiring Person, or (b) an Acquiring Person has reduced his beneficial ownership to less than 4.99% of the then outstanding shares of Common Stock and there exists no other Acquiring Person at the time of such redemption.  The redemption of Rights described in the two preceding sentences shall be effective only as of such time when the Flip-In Right is not exercisable.  Upon the effective date of the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Additionally, the Board of Directors may also, at any time from and after a Stock Acquisition Date, exchange one share of Common Stock for each Right held by a shareholder other than the Acquiring Person during such time as the Acquiring Person holds any amount of Common Stock between 4.99% and 50% of the then outstanding shares.

Until a Right is exercised, it will not entitle the holder to any rights as a shareholder of the Company (other than those as an existing shareholder), including, without limitation, the right to vote or to receive dividends.

The terms of the Rights may be amended by the Board of Directors of the Company (i) prior to the Distribution Date in any manner, and (ii) on or after the Distribution Date to cure any ambiguity, to correct or supplement any provision of the Rights Agreement which may be defective or inconsistent with any other provisions, or in any manner not adversely affecting the interests of the holders of the Rights.

A copy of the Rights Agreement will be filed with the Securities and Exchange Commission as an Exhibit to its Registration Statement on Form 8-A.  A copy of the Rights Agreement is available free of charge from the Company.

 This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.